Exhibit 4.4

Execution Version

NOBLE HOLDING (U.S.) LLC,

as Successor Issuer,

NOBLE DRILLING SERVICES 6 LLC,

as Co-Issuer,

NOBLE DRILLING HOLDING LLC,

as Co-Issuer,

NOBLE CORPORATION,

as Guarantor,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of JANUARY 31, 2018

to

INDENTURE

Dated as of March 1, 1999, as previously amended and supplemented

7.50% SENIOR NOTES DUE 2019

EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”) dated as of January 31, 2018, among NOBLE HOLDING (U.S.) LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Holding”), NOBLE DRILLING SERVICES 6 LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“NDS6”), NOBLE DRILLING HOLDING LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Drilling Holding”), NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (“Noble-Cayman”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, successor in interest to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (the “Trustee”).

R E C I T A L S:

WHEREAS, Noble Drilling Corporation (“NDC”) previously executed and delivered to the Trustee an indenture dated as of March 1, 1999 (as amended and supplemented by the First Supplemental Indenture thereto dated as of March 16, 1999, the Second Supplemental Indenture thereto dated as of April 30, 2002, the Third Supplemental Indenture thereto dated as of December 20, 2005, the Fourth Supplemental Indenture thereto dated as of September 25, 2009, the Fifth Supplemental Indenture thereto dated as of October 1, 2009, the Sixth Supplemental Indenture thereto dated as of May 7, 2014 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture thereto dated as of March 8, 2017 (the “Seventh Supplemental Indenture”), the “Supplemented Indenture”), providing for the issuance by NDC from time to time of its unsecured senior debt securities (the “Securities”), issuable in one or more series;

WHEREAS, Noble Holding (U.S.) Corporation (“NHC”) acquired the properties and assets of NDC substantially as an entirety and, pursuant to the Sixth Supplemental Indenture, succeeded to, and was substituted for, NDC under the Supplemented Indenture and NDC was relieved of all covenants and obligations under the Supplemented Indenture and the Securities;

WHEREAS, Drilling Holding and NDS6 are co-issuers of a series of Securities designated “7.50% Senior Notes due 2019” (the “Notes”), and NHC and Noble-Cayman have guaranteed the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;

WHEREAS, pursuant to a Certificate of Merger and Merger Agreement dated as of January 9, 2017, NHC merged with and into Noble Eagle LLC, a Delaware limited liability company (“Noble Eagle”), with Noble Eagle as the surviving entity, which then on January 9, 2017 changed its name to Noble Holding (U.S.) LLC, and Holding, by way of the Seventh Supplemental Indenture, assumed NHC’s guarantee of the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;

WHEREAS, Noble Holding International Limited, a Cayman Islands exempted company limited by shares and an indirect, wholly-owned subsidiary of Noble-Cayman (“NHIL”), has made tender offers (the “Tender Offers”) to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 17, 2018 and the accompanying Letter of Transmittal and Consent, the Notes;

WHEREAS, in connection with the Tender Offers, NHIL obtained the consent of the Holders of a majority in principal amount of the outstanding Notes to amend the Supplemented Indenture with respect to the Notes as set forth herein which consents have not been withdrawn;

WHEREAS, Section 902 of the Supplemented Indenture permits the Company (as defined in the Supplemented Indenture), when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Supplemented Indenture, with the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such indenture, for the purpose of changing in any manner or eliminating any of the provisions of the Supplemented Indenture or of modifying in any manner the rights of the Holders of Securities of such series under the Supplemented Indenture, subject to certain exceptions;

WHEREAS, Holding, NDS6, Drilling Holding and Noble-Cayman, pursuant to the foregoing authority, desire to amend and supplement the Supplemented Indenture in certain respects as set forth herein, have requested the Trustee join with them in the execution and delivery of this Eighth Supplemental Indenture, and in accordance with Section 103, Section 902 and Section 903 of the Supplemented Indenture, have received the consent of the Holders of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by Holding, NDS6, Drilling Holding, Noble-Cayman or any of their affiliates), all as certified by a certificate of the tender agent with respect to the Tender Offers delivered to Holding, NDS6, Drilling Holding, Noble-Cayman and the Trustee, have delivered a Board Resolution authorizing the execution and delivery of this Eighth Supplemental Indenture, and an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Eighth Supplemental Indenture is authorized or permitted by the Supplemented Indenture and that all conditions precedent to the execution and delivery of this Eighth Supplemental Indenture have been complied with, and Holding, NDS6, Drilling Holding and Noble-Cayman, and the Trustee, are authorized to execute and deliver this Eighth Supplemental Indenture; and

WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid and legally binding supplemental indenture to the Supplemented Indenture in accordance with the terms thereof have been done and the execution and delivery of this Eighth Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees that this Eighth Supplemental Indenture supplements the Supplemented Indenture with respect to the Notes issued thereunder as follows:

SECTION 1. AMENDMENTS

Section 1.1 Amendments.

(a) Subject to Section 2.2 hereof and with respect to the Notes:

(i)	The following sections are hereby deleted in their entirety and each of the following is hereby replaced with the following text: “[Intentionally Omitted]”;

(1)	Subsections (3), (4) and (7) of Section 501 (Events of Default);

(2)	Section 704 (Reports by Company);

(3)	Section 801 (Company May Consolidate, Etc., Only on Certain Terms);

(4)	Section 1008 (Limitation on Liens); and

(5)	Section 1009 (Limitation on Sale/Leaseback Transactions).

(ii)	Section 802 (Successor Person Substituted) is hereby modified by deleting “in accordance with Section 801”.

(iii)	Section 1104 (Notice of Redemption) is hereby modified by deleting “not less than 30 nor more than 60 days” and replacing the deleted language with the following: “not less than three Business Days nor more than 60 days”.

(iv)	The Supplemented Indenture is hereby amended by deleting from the Supplemented Indenture any definitions for defined terms that are used solely in sections deleted by this Eighth Supplemental Indenture.

(v)	The Supplemented Indenture is hereby amended by deleting from the Supplemented Indenture any section references to Sections 501(3), 501(4), 501(7), 704, 801, 1008 and 1009.

(vi)	All references in the Supplemented Indenture to Sections 802 and 1104 shall mean references to such sections as amended by this Eighth Supplemental Indenture.

(vii)	Any of the terms or provisions present in the Supplemented Indenture or the Notes that relate to any of the provisions of the Supplemented Indenture amended by Section 1.1(a) of this Eighth Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Eighth Supplemental Indenture.

(b) Subject to the effectiveness and operability of the aforementioned amendments in accordance with Section 2.2 below, any failure by Holding, NDS6, Drilling Holding or Noble-Cayman to comply with the terms of any of the Sections of the Supplemented Indenture deleted by this Eighth Supplemental Indenture (whether before or after the execution of this Eighth Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Supplemented Indenture and shall no longer have any other consequences under the Supplemented Indenture, in each case with respect to the Notes.

SECTION 2. MISCELLANEOUS

Section 2.1 Trust Indenture Act Controls. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern the Supplemented Indenture, such provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Eighth Supplemental Indenture, as so modified or excluded, as the case may be.

Section 2.2 Effectiveness. The provisions of this Eighth Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Eighth Supplemental Indenture shall become operative only upon the purchase by NHIL of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offers, with the result that the amendments to the Supplemented Indenture effected by this Eighth Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur. Holding shall give prompt written notice of (a) whether payment of the purchase of the Notes by Holding pursuant to the Tender Offers has been made and (b)(i) whether such purchase is of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offers and the provisions of this Eighth Supplemental Indenture shall become operative with respect to the Notes or (ii) whether the provisions of this Eighth Supplemental Indenture shall not become operative and the amendments to the Supplemented Indenture effected by this Eighth Supplemental Indenture shall be deemed revoked retroactively to the date hereof with respect to the Notes.

Section 2.3 Supplemental Indenture Incorporated into Supplemented Indenture. The terms and conditions of this Eighth Supplemental Indenture shall be deemed to be part of the Supplemented Indenture for all purposes relating to the Notes. The Supplemented Indenture is hereby incorporated by reference herein and, as further supplemented by this Eighth Supplemental Indenture, is in all respects adopted, ratified and confirmed. Noble-Cayman hereby confirms that its guarantee pursuant to the Supplemented Indenture shall apply to the Notes and the Supplemented Indenture in accordance with the terms of the Notes and the Supplemented Indenture as amended by this Eighth Supplemental Indenture.

Section 2.4 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes and the guarantee of Noble-Cayman pursuant to the Supplemented Indenture shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Notes or any other action on the part of the Holders of the Notes, Holding, NDS6, Drilling Holding, Noble-Cayman or the Trustee, so as to reflect this Eighth Supplemental Indenture.

Section 2.5 Successors. All agreements of Holding, NDS6, Drilling Holding, Noble-Cayman and the Trustee in this Eighth Supplemental Indenture and in the Supplemented Indenture shall bind their respective successors and assigns, whether or not so expressed.

Section 2.6 Benefits of Eighth Supplemental Indenture. Nothing in this Eighth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture or the Supplemented Indenture.

Section 2.7 Separability. In case any provision in this Eighth Supplemental Indenture, or in the Supplemented Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.8 Headings. The section headings of this Eighth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Eighth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.9 Definitions. Each capitalized term used but not defined in this Eighth Supplemental Indenture shall have the meaning assigned to such term in the Supplemented Indenture.

Section 2.10 Governing Law; Jury Trial Waiver. THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF HOLDING, NDS6, DRILLING HOLDING, NOBLE-CAYMAN AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS EIGHTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.11 Counterparts. This Eighth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument. The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.12 Trustee Not Responsible for Recitals. The recitals herein contained are made by Holding, NDS6, Drilling Holding and Noble-Cayman, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to, and shall not be responsible for, the validity or sufficiency of this Eighth Supplemental Indenture, the Tender Offers, the Offer to Purchase and Consent Solicitation Statement dated January 17, 2018, the accompanying Letter of Transmittal and Consent and the related consents, and the Trustee assumes no responsibility for the correctness of same. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Supplemented Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Eighth Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first above written.

NOBLE HOLDING (U.S.) LLC

By:	/s/ Thomas B Sloan, Jr.
Name: Thomas B Sloan, Jr. Title: President

Attest:	/s/ Sarah M. Rechter
Name: Sarah M. Rechter Title: Secretary

NOBLE DRILLING SERVICES 6 LLC

By:	/s/ Alan R. Hay
Name: Alan R. Hay Title: President

Attest:	/s/ David M.J. Dujacquier
Name: David M.J. Dujacquier Title: Vice President

NOBLE DRILLING HOLDING LLC

By:	/s/ Alan R. Hay
Name: Alan R. Hay Title: Senior Vice President

Attest:	/s/ Thomas B Sloan, Jr.
Name: Thomas B Sloan, Jr. Title: Vice President

NOBLE CORPORATION

By:	/s/ Alan R. Hay
Name: Alan R. Hay Title: Vice President

Attest:	/s/ Thomas B Sloan, Jr.
Name: Thomas B Sloan, Jr. Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas Title: Vice President

[Signature Page to Eighth Supplemental Indenture]